Exhibit 24

KEYCORP

POWER OF ATTORNEY

Each of the undersigned, an officer, a director, or both of KeyCorp, an Ohio corporation, hereby constitutes and appoints Paul N. Harris and Craig T. Beazer, and each of them, as his true and lawful attorney-in fact with full power of substitution and resubstitution, to sign in his name, place, and stead and to file (i) a registration statement on Form S-8 with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of Common Shares of KeyCorp (“Common Shares”) issuable in connection with KeyCorp’s 2019 Equity Compensation Plan; (ii) a post-effective amendment to the registration statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on May 20, 2013 (Registration No. 333-188703) to deregister the authorized but unissued Common Shares remaining under such registration statement; (iii) any and all amendments, including post-effective amendments, supplements, and exhibits to any of the foregoing, and any subsequent registration statements pursuant to Rule 462 of the Securities Act; and (iv) any and all applications or other documents to be filed with the SEC or any state securities commission or other regulatory authority or exchange with respect to any of the foregoing, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate, or desirable to be done in the premises, or in the name, place, and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has hereto set his or her hand as of May 22, 2019.

/s/ Beth E. Mooney	/s/ Donald R. Kimble
Beth E. Mooney Chairman and Chief Executive Officer, and Director (Principal Executive Officer)	Donald R. Kimble Chief Financial Officer (Principal Financial Officer)

/s/ Douglas M. Schosser	/s/ Bruce D. Broussard
Douglas M. Schosser Chief Accounting Officer (Principal Accounting Officer)	Bruce D. Broussard, Director

/s/ Charles P. Cooley	/s/ Gary M. Crosby
Charles P. Cooley, Director	Gary M. Crosby, Director

/s/ Alexander M. Cutler	/s/ H. James Dallas
Alexander M. Cutler, Director	H. James Dallas, Director

/s/ Elizabeth R. Gile	/s/ Ruth Ann M. Gillis
Elizabeth R. Gile, Director	Ruth Ann M. Gillis, Director

/s/ William G. Gisel, Jr.	/s/ Carlton L. Highsmith
William G. Gisel, Jr., Director	Carlton L. Highsmith, Director

/s/ Richard J. Hipple	/s/ Kristen L. Manos
Richard J. Hipple, Director	Kristen L. Manos, Director

/s/ Barbara R. Snyder	/s/ David K. Wilson
Barbara R. Snyder, Director	David K. Wilson, Director